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                                   APPENDIX A


                                   PORTFOLIOS
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                          Penn Series Money Market Fund

                     Penn Series Limited Maturity Bond Fund

                          Penn Series Quality Bond Fund

                        Penn Series High Yield Bond Fund

                        Penn Series Flexibly Managed Fund

                       Penn Series Growth and Income Fund

                         Penn Series Growth Equity Fund

                        Penn Series Large Cap Value Fund

                           Penn Series Index 500 Fund

                         Penn Series Mid Cap Growth Fund

                         Penn Series Mid Cap Value Fund

                        Penn Series Emerging Growth Fund

                        Penn Series Small Cap Value Fund

                      Penn Series International Equity Fund